Exhibit 3.68

BYLAWS

OF

ALIANT NETWORK SERVICES INC.

ARTICLE I

STOCKHOLDERS

Section 1 Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be determined by the Board of Directors and stated in the notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Annual meetings shall be held in the principal office of the Corporation or at such other place, either within or without the State of Nebraska, as shall be determined by the Board of Directors.

Section 2 Special Meeting. Special meetings of the stockholders may be called by the President, a majority of the members of the Board of Directors, or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Special meetings shall be held at such place, either within or without the State of Nebraska, and at such date and time as shall be stated in the notice.

Section 3 Notice of Meeting. Written or printed notice stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mails addressed to the stockholder at the address appearing on the stock transfer books of the Corporation, postage prepaid. A stockholder’s attendance at a meeting of stockholders waives objection to a lack of notice or defective notice of such meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

Section 4 Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Once a share is represented for any purpose at a meeting it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that adjourned meeting. The holders (or their representatives) of a majority of the shares present at a meeting, even though less than a majority of the shares outstanding, may adjourn the meeting from time to time without notice other than an announcement at the meeting, until such time as a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum exists, stockholder action on a matter, other than the election of directors, shall be approved if the stockholder votes cast favoring such action exceed the votes cast opposing the action, unless the Articles of Incorporation of the Corporation or the Business Corporation Act (the “Act”) requires a greater number of affirmative votes.

Section 5 Proxies. At all meetings of the stockholders, a stockholder may vote either in person or by proxy executed in writing by a stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 6 Voting of Shares by a Corporate Stockholder. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Section 7 Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders and may be stated as such in any articles or document filed with the Nebraska Secretary of State under the Act.

ARTICLE II

DIRECTORS

Section 1 Number and Qualification. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three (3) nor more than five (5) directors, the exact number within such range to be prescribed by resolution of the Board of Directors preceding the annual meeting of the shareholders of the Corporation, except as provided by the Act. The directors need not be residents of the State of Nebraska, nor stockholders of the Corporation. Although the number and qualifications of the directors may be changed from time to time by amendment to these Bylaws, no change shall affect the incumbent directors during the terms for which they were elected.

Section 2 Election and Tenure. At each annual meeting, the stockholders shall elect directors who shall hold office until the next succeeding annual meeting and until their successors have been elected and qualified unless their service is earlier terminated because of death, resignation or removal.

Section 3 Vacancies. Vacancies caused by an increase in the number of directors or any other cause may be filled by the affirmative vote of the stockholders or a majority of the directors remaining in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 4 Quorum. The presence of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting beings, shall constitute a quorum for the transaction of any business at any meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present when such vote is taken shall be the act of the Board of Directors. If less than a quorum is present at any meeting, the majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 5 Regular Meetings. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately following adjournment of the annual meeting of stockholders and shall be held at the same place as the annual meeting of stockholders unless some other place is designated by the President or Secretary to all of the then elected Board of Directors. Regular meetings of the Board of Directors shall be held on a quarterly basis.

Section 6 Special Meetings. Special meetings of the Board of Directors may be called by the President or a majority of the Board of Directors, and shall be held at the principal office of the Corporation or at such other place, either within or without the State of Nebraska, and at such date and time, as the notice may state.

Section 7 Notice. Notice of special meetings shall be given to each director at his or her business address by any form of wire or wireless communication or by mail or private carrier at least two (2) days prior to the date of holding said meetings. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

Section 9 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding it or transacting business at the meeting; (b) his or her dissent or abstention is entered in the minutes of the meeting; or (c) he or she delivers written notice of dissent or abstention with respect to such action to the person acting as the Secretary of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not be available to a director who voted in favor of such action.

Section 10 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11 Telephonic Meetings. Members of the Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12 Committees. The Board of Directors may, by resolution, designate one or more committees each consisting of two (2) or more directors of the Corporation and, to the extent provided in said resolution or subsequent resolution and the Act, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined by time to time by resolution of the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors upon request. Members of special or standing committees may be allowed compensation for attending committee meetings as determined by the Board of Directors.

ARTICLE III

OFFICERS

Section 1 Number and Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents (as the Board of Directors shall determine), a Secretary and a Treasurer and such other officers and agents as may be deemed necessary by the Board of Directors including, but not limited to, a Chairman of the Board, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Section 2 Election and Tenure. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting. Each officer shall hold office until his or her successor shall have been duly elected and shall have become qualified, unless his or her service is terminated sooner because of death, resignation, removal or otherwise.

Section 3 Vacancies. Vacancies occurring in any office by reason of death, resignation or otherwise may be filled by the Board of Directors at any meeting.

Section 4 Duties and Authority of Officers.

(a) President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the stockholders and of the Board of Directors unless otherwise provided by these Bylaws. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

(b) Chairman of the Board. The Chairman of the Board, if elected, shall preside at all meetings of the stockholders and of the Board of Directors at which he may be present and shall exercise a general supervisory authority over the business and affairs of the Corporation and shall have such other powers and duties as may be prescribed by the President or the Board of Directors from time to time. The Chairman of the Board may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation.

(c) Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there shall be more than one Vice President, the Vice Presidents in the order of their seniority) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

(d) Secretary. The Secretary shall attend and keep minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose, assure that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be the custodian of and authenticate the corporate records of the Corporation, keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the President, the Chairman of the Board, or a Vice President certificates for shares of the Corporation the issuance of which shall be authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the Corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

(e) Treasurer. The Treasurer shall have charge and custody and be responsible for all funds and securities of the Corporation, receive and give receipts for all securities and monies due and payable to the Corporation from any source whatsoever, deposit all such monies in the name of the Corporation in such banks, trust companies, or in other depositories as shall be collected in accordance with the provisions of these Bylaws, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

(f) Assistant Secretary and Assistant Treasurer. The Assistant Secretary, when authorized by the Board of Directors, may sign with the President, the Chairman of the Board, or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretary shall, in the absence of the Secretary or in the event of his or her death, inability or refusal to act (or in the event there shall be more than one Assistant Secretary, the Assistant Secretaries in the order of their seniority), perform the duties of Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Treasurer shall, in the absence of the Treasurer or in the event of his or her death, inability or refusal to act (or in the event there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order of their seniority), perform the duties of Treasurer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Secretary and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

Section 5 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No such payment shall preclude any officer from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

STOCK CERTIFICATES

Section 1 Form. Certificates of stock, signed by the President, the Chairman of the Board, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and in a form approved by the Board of Directors in accordance with the Act, shall be issued to the holders of shares of the Corporation.

Section 2 Transfer. Transfer of shares of the Corporation shall be made in person or by attorney only on the books of the Corporation in a transfer book kept for that purpose and upon the surrender of the old certificate.

Section 3 Loss or Destruction. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction.

ARTICLE V

DIVIDENDS AND BANK ACCOUNT

Section 1 Dividends. From time to time, the Board of Directors may, by resolution, cause the Corporation to distribute dividends, but no dividend shall be paid when prohibited by the Act or other applicable law.

Section 2 Bank Account. The funds of the Corporation shall be deposited in such banks, trust funds or depositories as the Board of Directors may designate and shall be withdrawn upon the signature of the President and/or upon the signatures of such other person or persons as the Board of Directors may by resolution authorize.

ARTICLE VI

AMENDMENTS

Except as otherwise provided by the Act or by specific provision of these Bylaws, the Bylaws may be amended or repealed by the Board of Directors or by the stockholders at any annual, regular or special meeting of the Board of Directors or of the stockholders.

ARTICLE VII

WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Articles of Incorporation, these Bylaws or the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, the Corporation shall indemnify any individual who was or is a party or threatened to be made a party to any proceeding, other than a proceeding by or in the right of the Corporation, because he or she was a director or officer of the Corporation, against liability and/or expenses incurred in the proceeding if: (i) he or she conducted himself or herself in good faith; (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Corporation, and (b) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The indemnity provided for by this Article VIII shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article VIII be deemed to prohibit the Corporation from extending its indemnification to cover other persons or activities to the extent permitted by the Act or pursuant to any provision in the Bylaws.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall end as of the 31st day of December in each year.

Dated as of February 18, 1997.

Aliant Network Services Inc., a Nebraska corporation

By:	/s/ Michael J. Tavlin
Michael J. Tavlin, Vice President - Treasurer and Secretary